Axos Q1 Fiscal 2023 Earnings Supplement October 27, 2022 NYSE: AX

1 Loan Growth by Category for First Quarter Ended September 30, 2022 Loans Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Jumbo Mortgage Multifamily Small Balance Commercial Lender Finance RE SF Warehouse Lending Asset-Based Lending Auto CRE Specialty Unsecured / OD Equipment Leasing Q1 FY23 $ millions Other Q4 FY22 $3,833 177 2,127 838 4,848 676 138 557 74 10 $125 (104) 42 45 453 290 23 64 0 Inc (Dec) Commercial & Industrial Non-RE Lender Finance Non-RE 839 98 1,267 95 $15,384 $14,254 $1,130 (1) $3,708 281 2,085 793 4,395 386 115 493 74 11 741 1,172

In the money +75 Bps +100 Bps +150 Bps Interest Rate Components of Loan and Lease Portfolio* At September 30, 2022 Floor Analysis – Variable-Rate Loans Fixed/Hybrid Years to Maturity / RepricingMix of Loan Repricing Types Variable 53% Hybrid 38% Fixed 9% 8,046 8,046 8,046 93% 100% 100% 100% 382 710 1,635 2,930 5,821 6,959 6,972 7,095 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1/2 1 2 3 5 10 20 >20 Years $M $M 5% 10% 23% 41% 100%98%98%82% 7,467 *Excludes Equipment Financing and SFR Warehouse

Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) 148.6 (2.4) 0.5 8.8 155.5 11.0 11.0 120 130 140 150 160 170 June 30, 2022 ACL + UCL Gross Charge-offs Provisions for credit losses Gross Recoveries Sept 30, 2022 ACL + UCL UCLACL 1.3 3

4 Allowance for Credit Losses (ACL) by Loan Category as of September 30, 2022 Loans Single Family - Mortgage and Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Auto & Consumer Loan Balance $ millions Other ACL $ $4,009.8 2,965.0 5,523.9 631.3 10.0 ACL % Commercial & Industrial Non-RE 2,244.3 $15,384.3 14.6 73.8 14.6 0.1 34.4 $18.0 $155.5 1.01% 1.34% 0.49% 0.45% 0.10% 2.31% 1.53%

Credit Quality ($ millions) Non-performing Loans Remain Low 6/30/2022 Loans O/S NPLs % Single Family-Mortgage & Warehouse $3,988.5 $66.4 1.66% Multifamily and Commercial Mortgage 2,877.7 33.4 1.16 Commercial Real Estate 4,781.0 14.9 0.31 Commercial & Industrial - Non-RE 2,028.1 3.0 0.15 Auto & Consumer 567.2 0.4 0.07 Other 11.1 0.1 0.90 Total $14,253.6 $118.2 0.83% 9/30/2022 Loans O/S NPLs % Single Family-Mortgage & Warehouse $4,009.8 $65.7 1.64% Multifamily and Commercial Mortgage 2,965.0 35.8 1.21 Commercial Real Estate 5,523.9 14.9 0.27 Commercial & Industrial - Non-RE 2,244.3 3.0 0.13 Auto & Consumer 631.3 1.0 0.16 Other 10.0 0.1 1.00 Total $15,384.3 $120.5 0.78% Change at 9/30/22 from 6/30/22 Loans O/S NPLs Single Family-Mortgage & Warehouse $21.3 ($0.7) Multifamily and Commercial Mortgage 87.3 2.4 Commercial Real Estate 742.9 0.0 Commercial & Industrial - Non-RE 216.2 0.0 Auto & Consumer 64.1 0.6 Other (1.1) 0.0 Total $1,130.7 $2.3 5

6 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO Andy Micheletti, EVP of Finance investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information

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